GENERAL SECURITY AGREEMENT

SCHEDULE "A"

The following are the addresses of the locations of the Collateral in addition to the address given on Page One of this original security agreement:

Part of Lot 15, Concession F Medora being Part 1 Plan 35R-5958 and Parts 2 & 3 Plan 35R-11290, Town of Muskoka Lakes, District Municipality of Muskoka and being all of PIN 48153-0336(LT) and municipally known as 3571 Muskoka Road 169, Bala, Ontario

Properties

PIN 48153 - 0336 LT *Interest/Estate* Fee Simple

Description PT LT 15 CON F MEDORA PT 1 35R5958, PT 2 & 3 35R11290; MUSKOKA LAKES

Address BALA

Chargor(s)

The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name CRANBERRY COVE HOLDINGS LTD.

Address for Service 5734 Yonge Street
Suite 300
Toronto, Ontario
M2M 4E7

I, Shawn Leon President, have the authority to bind the corporation.

This document is not authorized under Power of Attorney by this party.

Chargee(s)

Capacity *Share*

Name PACE SAVINGS & CREDIT UNION LIMITED

Address for Service 8111 Jane Street
Unit 1
Vaughan, Ontario
L4K 4L7

Statements

Schedule: See Schedules

Provisions

Principal	$ 5,500,000.00	*Currency*	CDN
Calculation Period	semi-annually, not in advance		
Balance Due Date	2022/07/19		
Interest Rate	4.2% per annum		
Payments	$ 29,530.50		
Interest Adjustment Date	2017 07 19		
Payment Date	19th day of each and every month		
First Payment Date	2017 08 19		
Last Payment Date	2022 07 19		
Standard Charge Terms	200033		
Insurance Amount	full insurable value		
Guarantor	Ethema Health Corporation and Shawn E Leon		

Signed By

Manal Farah	800-150 York St Toronto M5H 3S5	acting for Chargor(s)	Signed	2017 07 19

Tel 416-364-1553

Fax 416-364-1453

I have the authority to sign and register the document on behalf of the Chargor(s)

Submitted By

MACDONALD SAGER MANIS LLP	800-150 York St Toronto M5H 3S5	2017 07 19

Tel 416-364-1553

Fax 416-364-1453

Fees/Taxes/Payment

Statutory Registration Fee	$63.35
Total Paid	$63.35

File Number

Chargee Client File Number	172031

PACE SAVINGS & CREDIT UNION LIMITED
SCHEDULE OF ADDITIONAL PROVISIONS
COMMERCIAL MORTGAGES

PREPAYMENT PROVISIONS

This mortgage is a closed mortgage until July 19, 2022.

When not in default, up to 10.0% of the original mortgage amount may be prepaid once each calendar year. Regular monthly payments must continue without interruption. These privileges are non-cumulative.

The Chargor, when not in default, may at any time prior to the Balance Due Date, on any payment date, prepay the whole of the unpaid Principal Amount together with accrued and unpaid interest due thereon, upon payment of three (3) months bonus interest thereon or the interest rate differential for the balance of the term, whichever is greater, calculated on the amount prepaid. In the event of such amount becoming due by virtue of any default, the prepayment penalty provided for herein shall be due and payable.

DUE ON DEFAULT

In the event of any default by the Chargor, or any other obligor, of any of the obligations and liabilities secured hereunder, the entire principal amount outstanding, and interest and costs pursuant thereto shall, at the option of the Chargee, immediately become due and payable, the Chargor shall be in default hereunder and the Chargee shall be entitled to exercise all of its rights and remedies with respect to this Charge.

APPOINTMENT OF RECEIVER

Notwithstanding anything herein contained, it is declared and agreed that at any time and from time to time when there shall be an event of default under the provisions of this Charge, the Chargee may at such time and from time to time and with or without entering into possession of the land or any part thereof and whether before or after such entry into possession, appoint in writing or apply to a court of competent jurisdiction for the appointment of a receiver or trustee (who may, if the Chargee elects, be an officer or employee of the Chargee and which term, when used herein, shall include a receiver and manager) of the land or any part thereof and of the rents and profits thereof and with or without security, and may from time to time by similar writing or by application to court, as the case may be, remove any such receiver or trustee and appoint another in his place and stead and in making any such appointment or removal, the Chargee shall be deemed to be acting as the agent or attorney for the Chargor. The Chargor hereby agrees and consents to the appointment of such receiver or trustee.

Without limitation, the purpose of such appointment shall be the orderly management, administration and/or sale of the land or any part thereof, and the Chargor hereby consents to a court order for the appointment of such receiver or trustee. If the Chargee, in its discretion, chooses to obtain such an order, it may be obtained on the terms and for such purposes as the Chargee, at its sole discretion, may require, including, without limitation, the power to manage, mortgage, pledge, lease and/or sell the land and/or complete or partially complete any construction thereon and to receive advances of mortgage and other moneys pursuant to any mortgages, pledges and/or loans entered into by the receiver or trustee or the Chargor.

Upon the appointment of any such receiver or trustee from time to time, the Chargor covenants and agrees that the following provisions shall apply:

(a) a statutory declaration of an officer of the Chargee as to default under the provisions of this Charge shall be conclusive evidence thereof;

(b) every such receiver or trustee shall be the irrevocable agent or attorney of the Chargor (whose appointment, as such, shall be revocable only by the Chargee) for the collection of all rents and other amounts falling due in respect of the land or any part thereof, whether in respect of any tenancies created in priority to this Charge or subsequent thereto;

(c) every such receiver or trustee may, in the discretion of the Chargee, be vested with all or any of the powers and discretions of the Chargee including, without limitation, the power to sell the land;

(d) the Chargee may from time to time fix the remuneration of every such receiver or trustee who shall be entitled to deduct same out of the land or the proceeds thereof;

(e) every such receiver or trustee shall, so far as concerns responsibility and liability for his acts and omissions, be deemed to be the agent or attorney of the Chargor and in no event the agent of the Chargee;

(f) the appointment of every such receiver or trustee by the Chargee shall not incur or create any liability on the part of the Chargee to the receiver or trustee or to the Chargor or to any other person, firm or corporation in any respect and such appoint or anything which may be done by any such receiver or trustee or the removal of any such receiver or trustee or the termination of any such receivership or trusteeship shall not have the effect of constituting the Chargee a mortgagee in possession in respect of the land or any part thereof;

(g) the receiver or trustee shall have the power to rent any portion of the land for such term and subject to such provisions as he may deem advisable or expedient, subject to the restrictions on leasing contained in any existing tenancy agreements affecting the land and, in so doing, such receiver or trustee shall be acting as the attorney or agent of the Chargor and shall have the authority to execute any tenancy agreement of any such premises in the name and on behalf of the Chargor, and the Chargor undertakes to ratify and confirm whatever acts such receiver or trustee may do in the land;

(h) every such receiver or trustee may make such arrangements at such time or times as it may deem necessary without the concurrence of any other persons for the repairing, finishing, adding to or putting in order the land, including, without restricting the generality of the foregoing, for the completion of the construction of any building or buildings or other erections or improvements on the land left by any Chargor in an unfinished state or award the same to others to complete, notwithstanding that the resulting cost exceeds the principal sum hereinbefore set forth, and, in any of such cases, shall have the right to take possession of and use or permit others to use all or any part of the Chargor's materials, supplies, plans, tools, equipment (including appliances on the land) and property of every kind and description. For the purposes thereof, the receiver or trustee may borrow money on the security of the land and to issue such certificates or charges as may be necessary or desirable to secure such borrowings;

(i) every such receiver or trustee shall have full power to manage, operate, amend, repair or alter the land and the buildings and improvements thereon or any part thereof in the name of the Chargor for the purpose of obtaining rental and other income from the land or any part thereof;

(j) no such receiver or trustee shall be liable to the Chargor to account for moneys or damages, other than moneys actually received by him in respect of the land, and out of such moneys so received from time to time, every such receiver or trustee shall pay in the following order:

(i) his remuneration aforesaid;

(ii) all obligations, costs and expenses made or incurred by him, including, but not limited to, any expenditures in connection with the management, operation, amendment, repair, construction or alteration of the land or any part thereof;

(iii) interest, principal and other moneys which may from time to time be or become charged upon the land in priority to this Charge and all taxes, insurance premiums and every other proper expenditure made or incurred by him in respect of the land or any part thereof;

(iv) to the Chargee all interest due or falling due under this Charge and the balance to be applied on account of the Principal Amount and other moneys due and payable to the account of principal amount and other moneys due and payable to the Chargee and, at the option of the Chargee, to prepay the Principal Amount and all other unpaid monies due and owing under this Charge; and

(v) subject to the above, at the discretion of the receiver or trustee, interest, principal and other moneys which may from time to time constitute a charge or encumbrance on the land subsequent in priority or subordinate to the interest of the Chargee under this Charge,

and that such receiver or trustee shall, in his discretion, retain reasonable reserves to meet accruing amounts and anticipated payments in connection with any of the foregoing and, further, that any surplus remaining in the hands of every such receiver or trustee after payments made and such reasonable reserves retained as aforesaid shall be payable to the Chargor;

(k) the Chargee may at any time and from time to time terminate any such receivership by notice in writing to the Chargor and to any such receiver or trustee;

(l) save as to moneys payable to the Chargor as set forth above, the Chargor hereby releases and discharges the Chargee and every such receiver or trustee from every claim of every nature, whether in damages for negligence or trespass or otherwise, which may arise or be caused to the Chargor or any person claiming through or under the Chargor by reason or as a result of anything done by the Chargee or any such receiver or trustee under the receivership provisions, unless such claim be the direct and proximate result of bad faith or gross negligence; and

(m) the Chargor hereby irrevocably appoints the Chargee as his attorney to execute such consent or consents and all such documents as may be required, in the sole discretion of the Chargee and/or its solicitors, so as to give effect to the foregoing provisions, and the signature of such attorney shall be valid and binding on the Chargor and all parties dealing with the Chargor, the Chargee and/or the receiver or trustee and/or with respect to the land in the same manner as if such documentation was duly executed by the Chargor himself.

DUE ON SALE OR CHANGE OF CONTROL

Section 14 of Standard Charge Terms No. 200033 is hereby deleted and replaced with the following:

"In the event:

(a) the Chargor directly or indirectly sells, conveys, transfers or otherwise disposes of its interest in the Property or any part thereof; or

(b) the Chargor directly or indirectly agrees to sell, convey, transfer or otherwise dispose of its interest in the Property or any part thereof; or

(c) the effective voting control of the Chargor or beneficial ownership of the Property changes; or

(d) the Chargor amalgamates or merges;

without the prior written consent of the Chargee being obtained, such consent not to be unreasonably withheld, then the Chargee may, at its sole option, declare forthwith due and payable the entire balance of the unpaid Principal Amount together with accrued and unpaid Interest due thereon. The decision to accelerate the Charge shall be at the sole option of the Chargee. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

The Chargor will provide reasonable notice to the Chargee of any anticipated or impending transaction which would require the consent of the Chargee under this clause together with such reasonable information as the Chargee may require to determine whether or not to grant its consent thereof."

COMPLIANCE WITH BY-LAWS AND REGULATIONS

The Chargor shall promptly observe, perform, execute and comply with all laws, rules, requirements, orders, directions, ordinances, and regulations of every governmental authority or agency concerning the said Property and further agrees at its cost and expense to take any and all steps which may be required at any time hereafter by any such present or future laws, rules, requirements, orders, directions, ordinances or regulations.

PAYMENT OF OTHER CHARGES AND PERFORMANCE OF OTHER OBLIGATIONS BY THE CHARGEE

The Chargor covenants and agrees with the Chargee to pay all property tax, public utilities rates, charges, condominium common expenses, and insurance premiums as and when they become due, to keep all encumbrances and agreements in good standing, comply with all zoning by-laws, standards and work orders and not to permit the existence of any work orders, deficiency notices, letters of compliance or the registration of any liens of any nature or kind; the failure of the Chargor to comply with this covenant shall constitute an event of default hereunder and entitles the Chargee at its sole and absolute discretion to avail itself of remedies available hereunder and at law including the right to accelerate the principal sum secured hereunder together with all accrued interest thereon plus costs.

In addition, at the Chargee's sole and absolute discretion, the Chargor hereby agrees that the Chargee may satisfy any charge, lien, any matter raised in the previous paragraph or other encumbrances now or hereafter existing or to arise or to be claimed upon the charged Property and the amount so paid together with all costs associated therewith shall be a charge on the Property and shall bear interest at the rate herein set forth and shall be payable forthwith by the Chargor to the Chargee, and in default of payment, the entire principal sum, accrued interest and costs, shall become payable at the sole and absolute discretion of the Chargee and the remedies hereby given and available at law may be exercised forthwith without notice. In the event the Chargee satisfies any such charge or claim, it shall be entitled to all equities and securities of the person(s) so satisfied and it may retain any discharge, cessation of charge or assignment of charge unregistered until paid.

SERVICING FEE

In the event that the Chargee is called upon to pay any payment in order to protect its security position including but not limited to realty taxes, insurance premiums, condominium common expenses, principal interest or costs under a prior mortgage, there shall be a service charge of not less than $250.00 for making each such payment or payments. Any service fee owing by the Chargor to the Chargee which is not paid shall be added to the mortgage indebtedness and shall bear interest at the rate herein set forth.

COSTS AND EXPENSES

It is agreed that all costs and expenses of the Chargee incurred in endeavouring to collect any money overdue under this Charge, including all legal costs on a solicitor and client basis, whether legal proceedings are instituted or not, shall be added to the principal and be payable forthwith by the Chargor. Furthermore and in addition to any fees and costs pursuant to this Charge, upon default under this Charge the Chargee, its representatives and/or any person on their behalf shall be appointed as the Chargee's manager and will charge a fee of $200.00 per hour for its services (including without limitation, administrative and file management services) and such fee shall be added to the mortgage indebtedness and shall bear interest at the rate herein set forth.

INSURANCE

The Chargor will at all times during the term maintain the insurance required by the Chargee including, without limitation, the following coverages:

a. All risks of direct physical loss or damage, including, without limitations, coverage for the foundations of all improvements and flood and earthquake coverage, all on a replacement cost basis with loss payable to the Chargee under an Insurance Bureau of Canada Charge clause, the policy should allow for the improvements on the Property to be completed (if applicable), for partial occupancy, and for the Property to be vacant and unoccupied for a period of at least 30 days;

b. Comprehensive broad form boiler and machinery insurance covering all pressure vessels (whether fired or unfired), air conditioning and miscellaneous electrical apparatus on the Property, for an amount satisfactory to the Chargee, with loss payable to the Chargee under a Boiler and Machinery Insurance Association Charge clauses;

c. Business interruption or rental income loss coverage on a gross profits or rentals form sufficient to cover 100% of the loss of rent or loss of business income from the business conducted on the Property for a period of twelve (12) months, based on the greater of actual or projected revenue, in respect of all perils described in (a) and (b) above;

d. Comprehensive general liability insurance, inclusive of bodily injury, death, Property damage for loss, for a minimum amount of $5,000,000.00 per occurrence or such other amount as the Chargee may reasonably request;

e. Theft of chattels;

f. Prior to any advance of the Principal Amount, the Chargor will provide to the Chargee or its solicitors, original or certified copies of insurance policies providing the above coverages. The Chargee may have the insurance policies reviewed by a qualified Property insurance consultant at the expense of the Chargor to ensure that the insurance requirements of the Commitment Letter are satisfied,

g. During such time or times as there is construction of any building or other improvements on the Property, the Chargor will maintain builder's all-risk builder's insurance with stated amount clause for the improvements for full insurable value; and

h. Evidence of policy renewal or satisfactory replacement must be provided annually at least thirty (30) days before expiry.

In addition to any other insurance provisions contemplated by this Charge or the Standard Charge Terms registered as No. 200033:

Although the Chargee reserves the right to insist that all policies be on a "no co-insurance" basis, the Chargee may consider accepting stated amount co-insurance provided that the Chargor shall at all times maintain a sufficient amount of insurance to prevent the Chargor from becoming a co-insurer under the terms and conditions of the policy.

Each policy shall be in a form and with an insurer satisfactory to the Chargee and will provided that any loss shall be payable to the Chargee as their interest may appear, subject to the standard form of Charge clauses approved by the Insurance Bureau of Canada. The above referenced policies shall provide that the Chargee shall receive thirty (30) days' prior written notice of cancellation or material change to the policies. The Chargor will furnish to the Chargee or its solicitors, prior to the advance of any funds, original or certified copies of insurance policies providing the above coverage. Evidence of policy

renewal or satisfactory replacement must be provided annually at least (30) days before expiry of the policy.

If the Chargor fails to comply with the insurance obligations herein, the Chargee may take out insurance which it deems adequate and the Chargor shall pay to the Chargee, on demand, all sums paid for that purpose plus the servicing fee and bearing interest as set out herein.

In the event of a loss, the Chargor shall immediately advise the Chargee and shall not undertake any repairs or renovations without the consent of the Chargee. The Chargor acknowledges and agrees that any insurance monies received may, at the option of the Chargee, be applied in rebuilding, reinstating, or repairing any building, or be paid to the Chargor, or be applied in the sole discretion of the Chargee, in full or in part against the amounts due hereunder or any part thereof, whether due or not then due, or paid partly in one way and partly in another.

In the event that the Chargor defaults with respect to any of the terms of any undertakings delivered to the Chargee in consideration of the advance of funds under this Charge, or thereafter or with respect to any covenant contained in these additional provisions, such default will be an event of default under this Charge and entitle the Chargee to all of its remedies hereunder, including the acceleration of the principal without further notice to the Chargor.

The Chargee shall be entitled to its standard servicing fee for dealing with each cancellation, premium payment or other non-compliance with insurance requirements. In the event that the evidence of continuation of insurance as herein required has not been delivered to the Chargee, the Chargee shall be entitled to its standard servicing fee for each written inquiry which the Chargee shall make to the insurer pertaining to such renewal (or resulting from the Chargor's non-performance of the within covenant). In the event that the Chargee pursuant to the within provision arranges insurance coverage with respect to the said Property, the Chargee in addition to the aforenoted servicing fee shall be entitled to a further servicing fee for arranging the necessary insurance coverage.

ENVIRONMENTAL CONDITION

The Chargor is operating and will continue to operate the business in conformity with all environmental legislation and neither the Chargor nor the prior owner of the Property has used it in violation of environmental laws. All future uses of the Property will be in full compliance with relevant environmental laws and any clean-up measures will be in full compliance with all applicable laws at the sole costs of the Chargor. Any breach of the foregoing may constitute an event of default.

HAZARDOUS SUBSTANCES

THE CHARGOR represents and warrants that:

(a) it has not caused or permitted, and to the best of its knowledge, information and belief after making due inquiry, no other person has caused or permitted, any Hazardous Substance to be manufactured, refined, traded, transported or transformed to or from, handled, produced, processed, placed, stored, located or disposed of on, under or at the Property;

(b) it has no knowledge that any owner or occupier of any abutting or neighbouring properties has done any one or more of the matters or things prohibited by subparagraph (a) hereof;

(c) it and its tenants, invitees and other occupiers of the Property have and will at all times carry out, and to the best of its knowledge, information and belief after making due inquiry, all prior owners and occupiers of the Property have at all times carried out, all business and other activities upon the Property in compliance with all applicable laws intended to protect the environment including, without limitation, laws respecting the discharge, emission, spill or disposal of any Hazardous Substance.

(d) no order, direction, enforcement action or other governmental or regulatory action or notice, nor any action, suit or proceeding relating to any Hazardous Substance or the environment has been issued or is otherwise threatened or pending with respect to the Property;

(e) each of the representations and warranties set out herein shall remain true and accurate in all respects until all amounts secured hereunder are paid in full; and

(f) the Chargee may delay or refuse to make any advance to the Chargor if the Chargee believes that any of the representations and warranties set out herein were not true and accurate when made or at any time thereafter.

THE CHARGOR, acting reasonably, shall permit the Chargee to conduct, at the Chargor's expense, any and all tests, inspections, appraisals and environmental audits of the Property so as to determine and

ensure compliance with the provisions of the Charge including, without limitation, the right to conduct soil tests and to review and copy any records relating to the Property or the businesses and other activities conducted thereon at any time and from time to time.

THE CHARGOR agrees to indemnify and save harmless the Chargee and its officers, directors, employees, agents and shareholders from and against any and all losses, damages, costs and expenses of any and every nature and kind whatsoever which at any time or from time to time may be paid or incurred by or asserted against any of them as a direct or indirect result of:

(a) a breach of any of the representations, warranties or covenants hereinbefore set out;

(b) the presence of any Hazardous Substance in, on or under the Property; or

(c) the discharge, emission, spill or disposal of any Hazardous Substance from the Property into or upon any land, the atmosphere, any watercourse, body of water or wetland,

and such losses, damages, costs and expenses include, without limitation:

(a) the costs of defending, counterclaiming or claiming over against one or more third parties in respect of any action or matter; and

(b) any settlement of any action or proceeding entered into by the Chargee with the consent of the Chargor (which consent shall not be unreasonably withheld);

and the provisions of all representations, warranties, covenants and indemnifications set out herein shall survive the release and discharge of this Charge and any other security held by the Chargee and repayment and satisfaction of the liabilities secured by this Charge. The provisions of this indemnity shall enure to the benefit of the Chargee and its successors and assigns including, without limitation, any assignees of this Charge.

For the purposes of this Charge, "Hazardous Substance" means any hazardous waste or substance, pollutant, contaminant, waste or other substance, whether solid, liquid or gaseous in form, which when released into the natural environment may immediately or in the future directly or indirectly cause material harm or degradation to the natural environment or to the health or welfare of any living thing and includes, without limiting the generality of the foregoing:

(a) any such substance as defined or designated under any applicable laws and regulations for the protection of the environment or any living thing;

(b) asbestos, urea formaldehyde, poly-chlorinated biphenyl (PCB) and materials manufactured with or containing the same; and

(c) radioactive and unstable toxic substances.

FINANCIAL STATEMENTS

The Chargor and each Guarantor, if any, shall provide the following financial statements and information to the Chargee, certified by the Chargor or Guarantor, as applicable and prepared in accordance with generally accepted accounting principles consistently applied and in form and substance acceptable to the Chargee: (i) an annual operating statement and rent roll for the Property within one hundred and twenty (120) days after the end of each fiscal year; (ii) accountant prepared (minimum level Notice to Reader) annual financial statements within one hundred and twenty (120) days after the end of each fiscal year of the Chargor and Guarantor, as applicable; (iii) copies of notice of assessments for the current tax filing period and all returns required by all applicable laws, confirming that all taxes, surtaxes, duties, rates, withholdings, all source deductions (for income tax, employment insurance and other matters) and other similar charges (including related interest, penalties and fines) imposed on the Chargor and Guarantor, as applicable or required to be made by all applicable laws or any governmental authority have been paid in full when due; and (iv) such other information with respect to the Property and/or the Chargor and/or the Guarantor reasonably requested from time to time by the Chargee. If the Property is a hotel, the Chargor shall provide an occupancy summary for the applicable period in form and substance acceptable to the Chargee in lieu of a rent roll. The Chargee or its agents shall have the right to make such inspections and audits of the Property and all books and records relating to the Property and the Chargor as the Chargee shall determine in its sole discretion at the Chargor's expense and the Chargor shall cooperate fully therewith.

PROFESSIONAL MANAGEMENT

At the option of the Chargee, the management of the said Property shall be continued at all times by the Chargor or by such other professional property management organization as may first be approved in writing by the Chargee and the Property will be maintained in good repair and in a state of good operating efficiency. The manager of the Property and each management agreement shall each be subject to the approval of the Chargee in its sole discretion from time to time. The manager shall not be removed or replaced and the management agreement shall not be terminated or amended without the prior written consent of the Chargee in its sole discretion. Upon default, the Chargee may terminate, or require the Chargor to terminate, such management agreement and may retain, or require the Chargor to retain, a new manager approved by the Chargee (in each case at the Chargor's sole expense). Each management agreement shall contain termination provisions consistent with this Subsection.

CHANGE OF USE

The Chargor shall not change or permit to be changed the use of the charged premises, without the written consent of the Chargee and at no time shall the lands and premises herein charged be used in a manner that would contravene any laws, rules, requirements, orders, directions, ordinances, and regulations of every governmental authority or agency concerning the charged lands and premises in force from time to time.

ADVANCE OF FUNDS

THE CHARGOR agrees that neither the preparation, execution nor registration of this Charge shall bind the Chargee to advance any monies to the Chargor, nor shall the advance of a part of the monies secured hereby bind the Chargee to advance any unadvanced portion thereof, but nevertheless the Charge shall take effect forthwith upon the execution of these presents by the said Chargor, and the expenses of underwriting the loan, the examination of the title and of the Charge and its registration are to be secured the Charge in the event of the whole or any balance of the Principal not being advanced, the same to be charged hereby upon the said lands and shall be without demand thereof, payable forthwith with interest at the rate provided for in this Charge, and in default the remedies hereunder shall be exercisable.

ADDITIONAL SECURITY

PROVIDED that the Chargee (in addition to the premises secured hereunder) holds further additional securities on account of the liabilities secured herein, it is understood and agreed that no single or partial exercise of any of the Chargee's powers hereunder or under any of such additional securities, shall preclude other and further exercise of any other right, power or remedy pursuant to any of such securities or herein. The Chargee shall at all times have the right to proceed against all, any, or any portion of such security or securities in such order or such manner, cumulatively and concurrently and not alternatively, separately, successively or together as it shall in its sole and absolute discretion deem fit, without waiving any rights which the Chargee may have hereunder and with respect to any and all such securities and the exercise of any such powers or remedies from time to time shall not in any way affect the liability of the Chargor hereunder and under the remaining securities. Any judgment or recovery hereunder or under any other security held by the Chargee to secure the liabilities of the Chargor shall not affect the right of the Chargee to realize upon this or any other such security. Unless agreed to the contrary in writing no discharge of any one or more of such securities and the within Charge shall be given until the full and ultimate amount of the Principal, interest and other costs secured hereby has been paid in full.

NO FURTHER ENCUMBRANCES

The Chargor covenants and agrees that it will not charge or otherwise encumber the charged property or any part thereof or its interest therein without the prior written consent of the Chargee.

INCONSISTENCY OF TERMS

THE PROVISIONS herein shall be in addition to and not in substitution for those found in the Standard Charge Terms No. 200033 and in the event of any inconsistency between the provisions herein and/or the Commitment and those contained in the said Standard Charge Terms, the provisions herein and/or the Commitment shall prevail.

VALIDITY OF PROVISIONS

IF ANY PROVISION of this Charge is held to any extent invalid or unenforceable, the remainder of this Charge, other than the provision, which is held invalid or unenforceable, shall not be affected.

GUARANTOR'S CLAUSE

The guarantor(s) named in this Charge (the "Guarantor") hereby covenants and agrees to this transaction

The undersigned Guarantor, hereby certifies that he/she is at least 18 years old, if applicable, acknowledges receipt of a true copy of this Charge/Mortgage of Land and of Standard Charge Terms No. 200033 (the "Standard Charge Terms") and agrees to be bound by the provisions hereof.

The Guarantor in consideration of such advance or advances as the Chargee may make under this Charge and in consideration of the sum of ONE ($1.00) DOLLAR now paid by the Chargee, the receipt whereof is hereby acknowledged:

1. Hereby covenants and agrees with the Chargee, as principal debtor and not as surety, to well and truly pay or cause to be paid to the Chargee the principal money, interest, taxes and all other monies which the Chargor, has by the Charge covenanted to pay to the Chargee or which are secured by the Charge or intended so to be secured, the said payments to be made on the days and times and the manner provided for by the Charge;

2. Hereby further covenants and agrees to keep, observe and perform the covenants, terms, provisos, stipulation and conditions of the Charge which are to be kept, observed and performed by the Chargor and at all times to indemnify, protect and save harmless the Chargee from all loss, costs and damage in respect of the advances of the Charge money and every matter and thing contained in the Charge;

3. Further agrees that the Chargee may from time to time without notice to extend or renew the time for payment of all monies secured by the Charge, amend or renew the terms and times of payment and the rate of interest with respect to the said monies, refrain from enforcing payment of the said monies, release any portion or portions of the Lands and waive or vary any of the covenants and conditions in the Charge to be kept, observed and performed by the Chargor and grant any indulgence to the Chargor in respect of any default by the Chargor which may arise under the Charge, and notwithstanding any such act by the Chargee, the Guarantor shall be bound by the provisions of the Charge and remain fully liable until all of the monies secured under the said Charge shall have been fully paid and satisfied;

4. Further acknowledges that the Chargee may at any time grant or refuse any additional credit to the Chargor, accept or release or renounce any collateral or other security, administer or otherwise deal with the Land described in this Charge, take an assignment of the rentals with respect to the said Land and apply any and all monies at any time received from the Chargor or from any other person or from the proceeds of any securities given in connection with the Charge in any manner the Chargee may deem appropriate. The Chargee may also utilize any and all insurance proceeds in reduction of the principal monies and interest secured, by the Charge or for the refurbishing of the Land or in any other manner that the Chargee may in its absolute discretion deem advisable;

5. Agrees that all of the matters mentioned herein may be performed by the Chargee without notice to the Guarantor, without releasing or in any way modifying, altering, varying or in any way affecting the liability of the Guarantor hereunder;

6. Agrees that all of the covenants and agreements of the Guarantor, contained herein, shall be binding upon him, and his respective heirs, executors, administrators, and assigns and shall accrue to the benefit of the Chargee, its successors and assigns and that his liability as the Guarantor hereunder and the liability of his trustees, administrators and assigns shall be joint and several and wherever the singular and/or masculine gender are used throughout this Guarantee the same shall be construed as including the plural or feminine gender when the context so requires;

7. If there are two or more Guarantors, all obligations hereunder of all such Guarantors shall be joint and several.

8. Except as specifically varied or amended herein, this Guarantee does not and shall not be construed as revoking, amending, limiting, restricting, or otherwise varying any other guarantee given pertaining to the Charge, including any guarantee contained in the Standard Charge Terms.

9. If any provision of this Guarantee or the application thereof to any person in any circumstance shall, to any extent be invalid or unenforceable, such invalid or unenforceable provision shall be severable from the remainder of this Guarantee and shall not affect or impair the validity or enforceability of any other provision of this Guarantee; and

10. In addition to the Guarantor's promises and agreements contained in this Charge, the Guarantor also agrees that the extension of time for payment may be by way of Renewal Agreement.

Any renewal of this Charge binds the Guarantor, whether or not the Renewal Agreement has been signed by the Guarantor.